RAPINTRON(TM)


                              EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT ("AGREEMENT") IS DATED AND ENTERED INTO EFFECTIVE AS OF DECEMBER 1, 2003 (THE "EFFECTIVE DATE"), BY AND BETWEEN RAPIDTRON, INC., A DELAWARE CORPORATION ("RAPIDTRON"), AND CHRIS PERKINS, AN INDIVIDUAL ("YOU" OR "PERKINS").

NOW, THEREFORE, for and in consideration of the foregoing recitals, the mutual covenants, provisions and terms set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Rapidtron and Perkins agree as follows:

1.     Term.  Unless terminated earlier as provided in this Agreement, Rapidtron
       ----
employs Perkins for a term beginning on the Effective Date and ending on November 30, 2006 (the "Term").

2.     Title; Base Salary:  Effective as of the date of this Agreement, you will
       ------------------
be employed as Vice President of Resort Sales of Rapidtron and will earn a base salary of $115,000 per annum. Base salary will be payable on the same schedule and otherwise in accordance with Rapidtron's normal practices for its senior executives.

3.     Incentive  Bonus.  In  addition to your base salary, you will be entitled
       ----------------
to earn annual incentive compensation upon the Company generating net sales from the resort industry. During the first year of the Term, you will earn incentive compensation equal to two percent (2%) of net sales of the Company received from the Effective Date through December 31, 2004, from the resort industry, in excess of $1,000,000, up to a maximum incentive compensation of $100,000 per year, as illustrated by the chart below:

     -------------------------------------------
     Bonus %  Level      Sales     Bonus Earned
     -------  -------  ----------  -------------
          2%    One    $3,000,000  $      40,000
     -------  -------  ----------  -------------
          2%    Two    $4,000,000  $      60,000
     -------  -------  ----------  -------------
          2%    Three  $6,000,000  $     100,000
     -------------------------------------------

During the remainder of the Term, you will earn incentive compensation in an amount based on Rapidtron Inc.'s Bonus Plan, as approved by the directors of the Company's parent corporation, Rapidtron, Inc., a Nevada corporation ("Parent"). As used in this Agreement, "net sales" shall mean actual revenue received by the Company from all new contracts and all increased sales from existing contracts meeting the Company's approved pricing terms, including all contracts currently in negotiation, less discounts, installation fees, taxes, returns, extraordinary expenses or discounts negotiated following installation. Pricing terms must be approved by the Chief Executive Officer, Chief Financial Officer or General Manager. Net sales shall be included in the calendar year invoiced, subject to payment. Incentive compensation on net sales invoiced in one calendar year and paid in the subsequent calendar year shall be paid within thirty (30) days after receipt of payment. Rapidtron shall deduct from any incentive compensation due and payable to Employee, an amount equal to all incentive compensation previously paid or credited on sales with respect to which (i) any products have been returned to Rapidtron by any customer, (ii) Rapidtron has failed to receive timely payment or has, in its sole discretion, turned over any overdue balance for collection, or (iii) Rapidtron, in its sole discretion, has credited an allowance


            RAPIDTRON Inc. 3151 Airway Avenue, Building Q, CA 92626
                        Tel 949.798.0652 fax 949.474.4550

                                  RAPINTRON(TM)



to any customer based on mutual agreement with Employee. In addition, the full amount of any charge back due solely to Employee's error will be deducted for full amount.

4.     Withholding.  All  payments  under  paragraphs 2 and 3 and other payments
       -----------
and compensatory benefits will be subject to taxes and withholding in accordance with applicable law.

5.     Benefits.
       ---------

     a.   Medical  and  Dental.  You  and  your  family  will  be  entitled  to
          --------------------
          participate in Rapidtron's regular health insurance plan for employees identified no later than six months prior to expiration of any COBRA coverage available to you and available on or before expiration of any COBRA coverage available to you.

     b.   Vacation.  You  will  be entitled  to  four (4) weeks of paid vacation
          --------
          time per year during the Term, such vacation to be scheduled at times that do not materially interfere with the business of Rapidtron. Up to two (2) weeks of unused vacation time may be used in the following year, up to a maximum of six weeks available vacation time at any one time. At no time will benefits relating to unused vacation in excess of six (6) weeks be accrued or payable.

     c.   Stock  Options.  You  shall  be  entitled  to receive stock options in
          --------------
          accordance with the 2003 Stock Plan Agreement attached hereto as Exhibit "A".
          -----------

6.     Reimbursement  of  Expenses.  Rapidtron  shall  reimburse  you  for  all
       ---------------------------
business-related expenses and costs actually incurred in the performance of your duties under this Agreement, including, without limitation, the lodging and travel costs and expenses necessitated by performance and the equipment and airtime charges for a mobile telephone. Reimbursement of all such costs and expenses shall be subject to reasonable policies and procedures established from time to time by Rapidtron, including, without limitation, completion of Rapidtron's expense reports to qualify for expense reimbursement.

7.     Confidentiality,  Assignment  of  Inventions,  and  Non-Compete.
       ----------------------------------------------------------------

     7.1     Proprietary  Information.  In  the  course  of  your  engagement by
             ------------------------
Rapidtron, you will continue to have access to confidential and proprietary information regarding Rapidtron and its business, including, but not limited to, information regarding Rapidtron's technologies, methods and techniques, product information, specifications, technical drawings and designs, trade secrets, know-how, sources of supply, product and market research data, customer lists, marketing plans, and financial information regarding Rapidtron and its operations. Such information shall be referred to hereinafter as "Proprietary Information" and shall include any and all of the information of the type described and shall also include any and all other confidential and proprietary information relating to the business to be conducted by Rapidtron, whether previously existing, now existing or arising hereafter, whether conceived or developed by others or by you alone or with others, and whether or not conceived or developed during regular working hours. Proprietary Information which is released into the public


            RAPIDTRON Inc. 3151 Airway Avenue, Building Q, CA 92626
                        Tel 949.798.0652 fax 949.474.4550

                                  RAPINTRON(TM)



domain during the period of your engagement under this Agreement, provided the same is not in the public domain as a consequence of disclosure directly or indirectly by you in violation of this Agreement, shall not be subject to the restrictions of this Section 7.1.

     7.2     Non-Disclosure.  You  shall  not  disclose, directly or indirectly,
             --------------
(except as your duties may require and except as required by law) any Proprietary Information to any person other than Rapidtron, any employees of Rapidtron who are authorized, at the time of such disclosure, to receive such information, or such other persons to whom you have been specifically instructed to make disclosure by the Board of Directors of Rapidtron and in all such cases only to the extent required in the course of your service to Rapidtron. At the termination of this Agreement, you shall deliver to Rapidtron all notes, letters, documents, records, computer files, programs and other media which may contain Proprietary Information which are then in its possession or control and shall not retain or use any copies or summaries thereof.

     7.3     Assignment  of  Inventions.  All  ideas,  inventions,  and  other
             --------------------------
developments or improvements conceived or reduced to practice by you, alone or with others, during the term of this Agreement, whether or not during working hours, that are within the scope of the business of Rapidtron or Parent or that relate to or result from any of Rapidtron's or Parent's work or projects or the services provided by you to Rapidtron or Parent pursuant to this Agreement, shall be the exclusive property of Rapidtron or Parent. You agree to assist Rapidtron or Parent during the term, at Rapidtron's or Parent's expense, to obtain patents and copyrights on any such ideas, inventions, writings, and other developments, and agrees to execute all documents necessary to obtain such patents and copyrights in the name of Rapidtron or Parent, including an assignment of any rights therein.

     7.4     Covenant  Not  to  Compete.  During the term of this Agreement, you
             --------------------------
shall not engage in any of the following competitive activities: (a) engaging directly or indirectly in any business or activity substantially similar to any business or activity engaged in (or proposed to be engaged in) by Rapidtron or Parent; (b) engaging directly or indirectly in any business or activity competitive with any business or activity engaged in (or proposed to be engaged in) by Rapidtron or Parent; (c) soliciting or taking away any employee, agent, representative, contractor, supplier, vendor, customer, franchisee, lender or investor of Rapidtron or Parent, or attempting to so solicit or take away; (d) interfering with any contractual or other relationship between Rapidtron or Parent and any employee, agent, representative, contractor, supplier, vendor, customer, franchisee, lender or investor; or (e) using, for the benefit of any person or entity other than Rapidtron or Parent, any Proprietary Information of Rapidtron or Parent. The foregoing covenant prohibiting competitive activities shall survive the termination of this Agreement and shall extend, and shall remain enforceable against you, for the period of one (1) year following the date this Agreement is terminated. In addition, during the two-year period following such expiration or earlier termination, you shall not make or permit the making of any negative statement of any kind concerning Rapidtron or Parent.

8.  Indemnification.  To  the  maximum  extent permitted by law, Rapidtron shall
    ---------------
indemnify, defend (with counsel selected by you and reasonably acceptable to Rapidtron) and hold harmless, you and your attorneys, successors and assigns, and each of them (each a "Perkins Indemnitee"), from and against all claims, losses, liabilities, damages, demands, actions, causes of actions, judgments, settlements, costs and expenses of any nature whatsoever (including, without limitation, reasonable attorneys' fees, expert witness fees, and costs related thereto) (collectively, "Claims") which any such Perkins Indemnitee may suffer or incur in connection with (i) a breach


            RAPIDTRON Inc. 3151 Airway Avenue, Building Q, CA 92626
                        Tel 949.798.0652 fax 949.474.4550

                                  RAPINTRON(TM)



by Rapidtron of its obligations hereunder, or (ii) the performance by you as an officer, director or employee of Rapidtron, including, without limitation, your acts and omissions as Vice President of Resort Sales; provided, however, that the indemnity obligations as set forth hereunder shall not extend to any Claims arising or resulting solely from your gross negligence or willful misconduct. Rapidtron's obligations to pay Claims hereunder shall be due and payable as and when such Claims are incurred, including without limitation, all legal fees and costs and other expenses, incurred by you in connection with the defense against and settlement of any Claim. The indemnification provided by this Section 8 shall be deemed cumulative, and not exclusive, of any other rights to which you may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. Nothing in this section shall affect any right to indemnification to which you may be entitled by contract or otherwise. To the maximum extent permitted by law and to the extent reasonably affordable to Rapidtron, Rapidtron shall procure, pay for and maintain standard form directors' and officers' liability insurance with an insurance carrier and in amounts reasonably acceptable to you.

9.     Termination  and  Resignation.
       ------------------------------

     9.1     Termination Upon Death.  If you die during the Term, this Agreement
             ----------------------
shall terminate. Upon such termination, you shall be entitled to all accrued and unpaid compensation, including the Base Salary and accrued and unused vacation, and the prorated amount of the Incentive Bonus as of the date of death.

     9.2     Termination  Upon  Permanent  Disability.  In  the  event  of  your
             ----------------------------------------
"Permanent Disability" (as hereinafter defined), Rapidtron may terminate this Agreement effective upon thirty (30) days notice to you. For the purposes of this Agreement, you shall be deemed to have suffered "Permanent Disability" in the event that you become disabled by physical or mental illness or injury to the extent that the Board of Directors of Rapidtron reasonably believes, notwithstanding such reasonable accommodations as Rapidtron may make in response to such disability, that you cannot carry out or perform responsibilities, and such disability continues for a period of six (6) consecutive months or three hundred sixty-five (365) days in any twenty-four (24) month period, without regard to whether such three hundred sixty-five (365) days are consecutive. In the event that Rapidtron terminates this Agreement following your Permanent Disability, Rapidtron shall continue to pay you a prorated Incentive Bonus through the date of your termination.

     9.3     Resignation  by  Perkins.
             ------------------------

          9.3.1 You may immediately resign for cause at any time by written notice to Rapidtron. For purposes of this Agreement, the term "cause" for your resignation shall be (a) a breach by Rapidtron of any material covenant or obligation hereunder; (b) the voluntary or involuntary dissolution of Rapidtron; or (c) a "Change in Control" (as defined below) of Rapidtron. The written notice given hereunder by you to Rapidtron shall specify in reasonable detail the cause for resignation, and, in the case of the cause described in (a) above, such resignation notice shall not be effective until thirty (30) days after Rapidtron's receipt of such notice, during which time Rapidtron shall have the right to respond to your notice and cure the breach or other event giving rise to the resignation. In the event that Rapidtron is able to cure, this Agreement shall continue in full force and effect. For purposes of this Agreement, a "Change in Control" shall mean the occurrence of any one of the following events: (i) any merger or


            RAPIDTRON Inc. 3151 Airway Avenue, Building Q, CA 92626
                        Tel 949.798.0652 fax 949.474.4550

                                  RAPINTRON(TM)



consolidation in which Rapidtron is not the surviving or resulting entity; (ii) any transfer of all or substantially all of the assets of Rapidtron; (iii) the transfer of a majority of the common stock or voting power of Rapidtron by one or more shareholders in one or more transactions; or (iv) the issuance of stock in Rapidtron constituting a change in control immediately following such issuance.

     9.4     Termination  by  Rapidtron.
             --------------------------

          9.4.1 Rapidtron may terminate this Agreement for cause at any time by written notice to you. For purposes of this Agreement, the term "cause" for termination by Rapidtron shall be (a) a conviction of or plea of guilty or nolo contendere by you to a felony which could reasonably be expected to have a material adverse effect on Rapidtron, its business, its goodwill or its prospects; (b) the consistent refusal by you to perform your material duties and obligations hereunder; or (c) your willful and intentional misconduct in the performance of your material duties and obligations. The written notice given hereunder by Rapidtron to you shall specify in reasonable detail the cause for termination. In the case of a termination for the cause described in (a) above, such termination shall be effective upon receipt of the written notice. In the case of the causes described in (b) and (c) above, such termination notice shall not be effective until thirty (30) days after your receipt of such notice, during which time you shall have the right to respond to Rapidtron's notice and cure the breach or other event giving rise to the termination. In the event that you are able to cure, this Agreement shall continue in full force and effect.

          9.4.2 You will receive an annual review of your performance by the Chief Executive Officer and Senior Vice President.

     9.5     Effect  of  Termination.  Upon  any  termination of this Agreement,
             -----------------------
neither party shall have any further obligations thereafter arising under this Agreement, except as provided in Section 17 below.

          9.5.1 Upon your resignation without cause, or a termination of this Agreement by Rapidtron with cause pursuant to Section 9.4 above, Rapidtron shall immediately pay to you all accrued and unpaid compensation as of the date of such termination. Thereafter, all compensation obligations of Rapidtron under Section 6 shall cease.

          9.5.2 Upon a resignation of this Agreement with cause by you pursuant to Section 9.3.1 above, or a termination of this Agreement by Rapidtron without cause, (a) Rapidtron shall immediately pay to you all accrued and unpaid compensation as of the date of such termination; (b) provided you continue to comply with the covenant set forth in Section 7.4, Rapidtron shall continue to pay the Base Salary through the lesser of (i) six (6) months following the date of termination, or (ii) the end of the Term of this Agreement; (c) provided you continue to comply with the covenant set forth in Section 7.4, Rapidtron shall pay the incentive compensation through the end of the earlier of (i) the six (6) months following termination or (ii) the end of the Term, as if you had continued to perform for the remainder of said period at the average rate of increase in Profits over the prior twelve (12) month period; and (d) Rapidtron shall pay the cost of your COBRA health insurance coverage for a period of six
(6)  months  following  termination.


            RAPIDTRON Inc. 3151 Airway Avenue, Building Q, CA 92626
                        Tel 949.798.0652 fax 949.474.4550

                                  RAPINTRON(TM)



     9.6     Effect  of Combination or Dissolution.  This Agreement shall not be
             -------------------------------------
terminated by the voluntary or involuntary dissolution of Rapidtron, or by any merger or consolidation in which Rapidtron is not the surviving or resulting entity, or any transfer of all or substantially all of the assets of Rapidtron, or upon any transfer of a majority of the ownership interests of Rapidtron by one or more members in one or more transactions, or upon the issuance of any other security interests of Rapidtron constituting a majority of the outstanding securities immediately following such issuance. Instead, subject to your right to terminate this Agreement pursuant to Section 9.3 above, the provisions of this Agreement shall be binding on and inure to the benefit of Rapidtron's successors and assigns.

          9.6.1 Upon acquisition, merger and/or any other business combination with Rapidtron, you hereby agree that notwithstanding Section 9.3.1, if so requested by the resulting board of directors, you will maintain your management role within Rapidtron, as a "transitional period" to assist incoming management in the proper performance of his duties. Said "transitional period" shall not exceed 12 calendar months unless otherwise mutually agreed, pursuant to the terms and conditions of this Agreement, including compensation, and for purposes of Section 9.5.2, the date of termination shall be the last day of such transitional period.

10.     Remedies.
        ---------

     10.1     Injunctive  Relief Regarding Confidentiality.  You acknowledge and
              --------------------------------------------
agree that (i) the covenants and the restrictions contained in Sections 7 and 8 above are necessary, fundamental, and required for the protection of the business of Rapidtron; (ii) such covenants relate to matters which are of a special, unique, and extraordinary character that gives each of such covenants a unique and extraordinary value; and (iii) a breach of any of such covenants will result in irreparable harm and damages to Rapidtron which cannot be adequately compensated by a monetary award. Accordingly, it is expressly agreed that in addition to all other remedies available at law or in equity, Rapidtron shall be entitled to seek injunctive or other equitable relief to restrain or enjoin you from breaching any such covenant or to specifically enforce the provisions of Sections 7 or 8 above.

     10.2     No  Limitation  of  Remedies.  Notwithstanding  the provisions set
              ----------------------------
forth in Section 10.1 of this Agreement or any other provision contained in this Agreement, the parties hereby agree that no remedy conferred by any of the specific provisions of this Agreement, including without limitation, this
Section 10, is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

     10.3     No  Setoff.  Notwithstanding anything to the contrary set forth in
              ----------
this Agreement, all payments paid by Rapidtron to you under this Agreement, including, without limitation, the compensation under Section 6 above, shall be made without setoff, deduction or counterclaim of any kind whatsoever.

11.     Successors  and  Assigns.  This Agreement is in the nature of a personal
        ------------------------
services contract; and subject to Section 9.6 above, neither party shall assign this Agreement without the prior written consent of the other party. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors, permitted assigns, heirs and legal representatives.


            RAPIDTRON Inc. 3151 Airway Avenue, Building Q, CA 92626
                        Tel 949.798.0652 fax 949.474.4550

                                  RAPINTRON(TM)



12.     Governing  Law.  This  Agreement  shall  be  construed  under  and  in
        --------------
accordance with, and governed in all respects by, the laws of the State of California (without giving effect to principles of conflicts of law).

13.     Waiver.  The  failure  of  any party to insist on strict compliance with
        ------
any of the terms, covenants, or conditions of this Agreement by any other party shall not be deemed a waiver of that term, covenant or condition, nor shall any waiver or relinquishment of any right or power at any one time or times be deemed a waiver or relinquishment of that right or power for all or any other times.

14.     Notices.  Any  notice  or  other  communication  required  or  permitted
        -------
hereunder (each, a "Notice") shall be in writing, and shall be deemed to have been given (a) two (2) days following deposit of such Notice in the United States mail, certified, postage prepaid, return receipt requested, or (b) upon receipt if delivered personally, or delivered by reputable, recognized third party overnight delivery service or courier service or (c) the next business day following receipt, if transmitted by facsimile (provided that such facsimile is followed by the deposit of the original Notice, or a copy thereof, in the United States mail, certified, postage prepaid, return receipt requested, no later than the next business day following transmission of such facsimile), addressed to the parties as follows:

Perkins:            Chris  Perkins
                    __________________
                    __________________


To  Rapidtron:      Rapidtron, Inc.
                    3151 Airway Avenue, building Q
                    Costa Mesa, California 92626

                    Facsimile Number: 949-474-4550

with copies to:     Raymond A. Lee, Esq.
                    Lee Goddard LLP
                    18500 Von Karman Ave., Suite 700
                    Irvine, CA 92612

Either party may require such Notices to be delivered and given to any address different from or additional to the address set forth above, by delivering
Notice  thereof  to  the  other  party  pursuant  to  this  Section.

15.     Integration.  This  Agreement  constitutes  the  entire agreement of the
        -----------
parties hereto with respect to the engagement and retention of you by Rapidtron and your services to Sub, and supersedes any and all prior and contemporaneous agreements, whether oral or in writing, between the parties hereto with respect to the subject matter hereof. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied in this Agreement or such addenda (or in other written agreements signed by the


            RAPIDTRON Inc. 3151 Airway Avenue, Building Q, CA 92626
                        Tel 949.798.0652 fax 949.474.4550

                                  RAPINTRON(TM)



parties and dated the date hereof), and that no other agreement, statement or promise not contained in this Agreement or such addenda (or such other written agreements) shall be valid or binding on either party.

16.     Amendments.  This  Agreement  may  not  be amended, modified, altered or
        ----------
supplemented except by written agreement executed and delivered by the parties hereto.

17.     Survival  of Certain Rights and Obligations.  The rights and obligations
        -------------------------------------------
of the parties hereto pursuant to Sections 7, 8, 9, and 10 of this Agreement shall survive the termination of this Agreement.

18.     Severability.  If  any provision of this Agreement is held by a court of
        ------------
competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way. If any court of competent jurisdiction holds any provision of this Agreement to be invalid, void or unenforceable with respect to any state, region or locality, such provision shall nevertheless continue in full force and effect in all other states, regions and localities to which such provision applies.

19.     Further  Assurances.  The  parties agree that, at any time and from time
        -------------------
to time during the Term, they will take any action and execute and deliver any document which the other party reasonably requests in order to carry out the purposes of this Agreement.

20.     Headings.  The  section  headings  contained  in  this Agreement are for
        --------
reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

21.     Counterparts.  This  Agreement  may  be  executed  in  one  or  more
        ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

22.     Attorneys'  Fees.  If  any  action  at  law or in equity is necessary to
        ----------------
enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to recover any and all reasonable attorneys' fees, expert witness fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

23.     Incorporation.  The  recitals  and  exhibits  to  this  Agreement  are
        -------------
incorporated herein and, by this reference, made a part hereof as if fully set forth herein.

24.     No  Third  Party  Beneficiary.  This  Agreement is made and entered into
        -----------------------------
between the parties solely for the benefit of the parties, and not for the benefit of any other third party or entity. No third party or entity shall be deemed or considered a third party beneficiary of any covenant, promise or other provision of this Agreement or have any right to enforce any such covenant, promise or other provision against either or both parties.

                         [signatures begin on next page]



            RAPIDTRON Inc. 3151 Airway Avenue, Building Q, CA 92626
                        Tel 949.798.0652 fax 949.474.4550

                                  RAPINTRON(TM)



IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement effective as of the date first above written.

"RAPIDTRON"

RAPIDTRON, INC,
a Delaware corporation

By:  /s/ John Creel
   -------------------------------------------------
   John Creel, Chief Executive Officer and President



"YOU"


  /s/ Chris Perkins
----------------------------------------------------
CHRIS PERKINS, an individual





            RAPIDTRON Inc. 3151 Airway Avenue, Building Q, CA 92626
                        Tel 949.798.0652 fax 949.474.4550

                                  RAPINTRON(TM)



                                   EXHIBIT "A"
                                   -----------

                                 RAPIDTRON, INC.
                            2003 STOCK PLAN AGREEMENT
                                    (PERKINS)

This 2003 Stock Plan Agreement ~ Perkins (the "Agreement) is made effective as of December 1, 2003, between RAPIDTRON, INC., a Nevada corporation (the
"Company"), and CHRIS PERKINS, an individual (the "Participant"), to evidence the right to receive Nonqualified Options under the Company's 2003 Stock Plan (the "Plan"). Except as otherwise specifically defined in this Agreement, capitalized terms have the meaning given to them in the Plan.

     1.     Option  Terms:
            --------------

     (a)     Type  of  Options.  Participant  shall  be  entitled  to  receive
             -----------------
Nonqualified  Options.

     (b)     Number  of  Options.  Provided  Participant is not in default under
             ------------------
the Employment Agreement, dated December 1, 2003, as may be amended, Participant shall earn up to 110,000 Nonqualified Options as follows:

     -    10,000  Nonqualified  Options  upon  execution  of  the  Employment
          Agreement.
     - 10,000 additional Nonqualified Options upon reaching net sales of US$2,000,000
     - 30,000 additional Nonqualified Options upon reaching net sales of US$4,000,000
     - 60,000 additional Nonqualified Options upon reaching net sales of US$6,000,000

     (c)  Exercise  Price.  The  greater  of  (i)  $1.25  per share, or (ii) the
          ---------------
          average closing trading price of the Company's common stock during the ten (10) preceding trading days from the date issued.

     (d)  Vesting.  Options  are  vested  upon  issuance.
          -------

     (e)  Term.  The  lesser  of  (i) ninety (90) days from the date Participant
          -----
          is terminated from employment with Company Group, or (ii) five (5) years from the date issued.

2.     Conflicts.  This  Agreement  is  made  pursuant  to  the  terms  of  the
       ---------
Employment Agreement between Participant and the Company Group, as amended (the "Employment Agreement"), which was approved and adopted pursuant to a merger agreement between the Company and Rapidtron, Inc., a Delaware corporation. This Agreement shall be subject to all of the provisions of the Plan and the Employment Agreement. In the event of any inconsistency between this Agreement and the Employment Agreement, the Employment Agreement shall control. In the event of any inconsistency between this Agreement and the Plan, the Plan shall control.

3.     Confidentiality, Competition, and Solicitation.  The Employment Agreement
       ----------------------------------------------
contains provisions prohibiting a participant from disclosing confidential information of the Company at any time.

4.     General.  This  Agreement,  together  with  the  Plan  and the Employment
       -------
Agreement, contains the entire agreement of the parties regarding the subject matter of this Agreement. This Agreement may be executed in counterparts, both of which together shall constitute one and the same instrument. THE PARTICIPANT AGREES TO HOLD THE CONTENTS OF THIS AGREEMENT AND THE PARTICIPANT'S PARTICIPATION IN THE PLAN STRICTLY CONFIDENTIAL, AND NOT TO DISCLOSE THE SAME TO ANY PERSON (INCLUDING, WITHOUT LIMITATION, ANY OTHER EMPLOYEES OF THE COMPANY OR ANY PART OF THE COMPANY GROUP) WITHOUT PRIOR WRITTEN CONSENT OF THE BOARD OF DIRECTORS.


            RAPIDTRON Inc. 3151 Airway Avenue, Building Q, CA 92626
                        Tel 949.798.0652 fax 949.474.4550

                                  RAPINTRON(TM)



IN WITNESS WHEREOF, the parties have signed this Agreement effective as of the date first set forth above.


                                Rapidtron, Inc.,
                                a Nevada corporation

                                By_______________________________
                                    John Creel, President &
                                    Chief Executive Officer



                                __________________________________________
                                CHRIS PERKINS, an individual




            RAPIDTRON Inc. 3151 Airway Avenue, Building Q, CA 92626
                        Tel 949.798.0652 fax 949.474.4550

                                  RAPINTRON(TM)



                          BENEFICIARY DESIGNATION FORM
                                 RAPIDTRON, INC.
                                 2003 STOCK PLAN
                                 ---------------

The undersigned Participant hereby designates the following beneficiary(ies) to receive any payments owed to the Participant under the Rapidtron, Inc. 2003 Stock Plan in the event of the Participant's death.


         PRIMARY  BENEFICIARY  (IES)                    PERCENTAGE(S)
         ---------------------------                    -------------

     ------------------------------------------------------------------------

     ------------------------------------------------------------------------

     ------------------------------------------------------------------------


         CONTINGENT  BENEFICIARY  (IES)                 PERCENTAGE(S)
         ------------------------------                 -------------

     ------------------------------------------------------------------------

     ------------------------------------------------------------------------

     ------------------------------------------------------------------------


Unless otherwise explicitly provided in the Beneficiary Designation Form, a Contingent Beneficiary shall receive a benefit only if all Primary Beneficiaries are deceased as of the date of the Participant's death. Unless otherwise explicitly provided in the Beneficiary Designation Form, the beneficiary(ies) entitled to receive a benefit shall become fixed as of the date of the Participant's death so that, if a beneficiary survives the Participant but dies before the receipt of all payments due the beneficiary under this Form, any remaining payments shall be payable to the representative of the beneficiary's estate.

This designation shall remain in effect until a new Beneficiary Designation Form with a later date shall be signed and filed with Rapidtron, Inc.



                    By:          ___________________________


                    Print Name   ___________________________


                    Date:        ___________________________





            RAPIDTRON Inc. 3151 Airway Avenue, Building Q, CA 92626
                        Tel 949.798.0652 fax 949.474.4550

                                  RAPINTRON(TM)




CHRIS PERKINS
15119 Cavalier Rise
Truckee, California 96161



                                February 4, 2004

     Re:     Amendment of Employment Agreement

Dear Chris:

     This letter memorializes your agreement with Rapidtron, Inc. (the "Company") to amend the terms of your Employment Agreement, dated effective as of December 1, 2003, and the 2003 Stock Plan Agreement related thereto (collectively, the "Agreement").

     The option terms are hereby modified as follows: the exercise price of all Nonqualified Options that may be granted under the Agreement (including the 10,000 options earned on December 1, 2003) is $1.25 per share.

     All capitalized terms not otherwise defined in this letter have the same meaning as ascribed to such term in the Agreement. Except as otherwise modified herein, the Agreement shall continue in full force and effect, and the parties hereby ratify and reaffirm the Agreement as modified herein.

     If you agree with the foregoing, please execute this letter where indicated below and return a copy to me.


                                   Sincerely,

                                   /s/ Steve Meineke

                                   Steve Meineke,
                                   General Manager




ACKNOWLEDGED AND AGREED:


/s/ Chris Perkins
----------------------------
CHRIS PERKINS, an individual



             RAPIDTRON Inc.3151 Airway Avenue, Building Q, CA 92626
                         tel 949.798.0652  fax 949.474.4550